EXHIBIT 5.1

                          RICHARDS, FRANCIS & FRANCIS
                            BARRISTERS AND ATTORNEYS
                       CEDARPARK CENTRE, 48 CEDAR AVENUE
                            HAMILTON HM 11, BERMUDA


20th February 1998

Commodore Holdings Limited
4000 Hollywood Boulevard
Suite 385-S, South Tower
Hollywood, Florida 33021
U.S.A.

Ladies and Gentlemen:

                 RE: COMMODORE HOLDINGS LIMITED ("THE COMPANY")
                       REGISTRATION STATEMENT ON FORM S-3

     You have requested our opinion with respect to the shares of the Company's common stock, par value $.01 per share (the "Common Stock"), included in the Registration Statement on Form S-3 (the "Form S-3"), which will be filed by the Company with the U.S. Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the "Securities Act") in February 1998
(the "Registration Statement").

     Unless otherwise defined, terms defined in this opinion shall have the same meanings as those set out in the Registration Statement and Exhibits thereto (the "Documents").

     For the purposes of this opinion, we have been supplied with and have reviewed and relied upon true copies of the Documents.

     We have also examined originals or copies certified or otherwise identified to our satisfaction such corporate records, certificates of officials and other instruments (the "Public Documents") as we have deemed necessary or advisable for the purpose of rendering this opinion.

     In giving this opinion, we have assumed:

            a. that there have been no changes to the Public Documents examined by us since the date of our examination thereof;

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RICHARDS, FRANCIS & FRANCIS

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            b.  the truth, accuracy and completeness of all representations and warranties of fact made in the Documents;

            c. the genuineness of all signatures on the documents which we have examined;

            d. the conformity to original documents of all documents produced to us as copies and the authenticity and completeness of all documents which, or copies of which have been submitted to us;

            e. that when filed the Documents will be in a form which does not differ in any material respect from the drafts examined by us for the purpose of this opinion.

     This opinion is limited to Bermuda law and is given on the basis that it will be governed by and construed in accordance with Bermuda law. We have made no investigation of the laws of any jurisdiction other than Bermuda and neither express nor imply any opinion as to any other law, in particular the laws of the United States of America.

     Based upon the foregoing, subject to the qualifications set out below, to matters not disclosed to us and having regard to such legal consideration as we deem relevant, we are of the opinion that insofar as the present laws of Bermuda are concerned:

     (1) The Company is a company duly incorporated and validly existing under and in compliance with Bermuda law.

     (2) The shares of Common Stock being registered on behalf of the Selling Shareholders as described in the Registration Statement that are issuable due to conversion of the company's debentures or exercise of the Broker Warrants, shall, upon issuance and payment therefor as described in the Registration Statement, be duly and validly issued and fully paid and non-assessable.

     Our qualifications are as follows:

     A. We express no opinion as to any law other than Bermuda law and none of the opinions expressed herein relates to compliance with or matters governed by the laws of any jurisdiction other than Bermuda. Where an obligation is to be performed in a jurisdiction other than Bermuda, a Bermuda Court may decline to enforce it to the extent that such performance would be illegal or contrary to public policy under the laws of such other jurisdictions.

     B. We express no opinion as to the availability of equitable remedies, such as specific performance or other injunctive relief, or as to any matters which are within the discretion of the Courts of Bermuda, such as the awards of costs, or questions relating to jurisdiction. Further, we express no opinion as to the validity or binding effect in Bermuda of any waiver of or obligation to waive any provision of law (whether substantive or procedural) or any right or remedy arising through circumstances not known at the time of filing the Documents.

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RICHARDS, FRANCIS & FRANCIS

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     C.   The obligations of the Company under the Documents will be subject to any laws from time to time in effect relating to bankruptcy or liquidation or any other laws or other legal procedures affecting generally the enforcement or creditors' rights and may also be subject to statutory limitation of the time within which proceedings may be brought.

     This opinion is issued on the basis that it will be construed in accordance with the provisions of Bermuda law and will not give rise to any action in any other jurisdiction. It is addressed to you to be filed with the Documents and is not to be made available or relied upon by any other person, firm of entity or used for any other purpose without our prior written consent. We consent to the filing of this opinion as an exhibit to The Documents and to the reference to our name in the Prospectus therein.


Richards Francis & Francis

By: /s/ Richards Francis & Francis
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        Richards Francis & Francis